REGISTRATION NO. 333-76950


     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2002



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                        POST-EFFECTIVE AMENDMENT NO. 1 TO


                                   FORM S-1/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              VALEMONT SUPPLY LIMITED

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     WASHINGTON                     1499                        912123475
(STATE  OR  OTHER       (PRIMARY  STANDARD  INDUSTRIAL     (I.R.S.  EMPLOYER
JURISDICTION  OF         CLASSIFICATION  CODE NUMBER)     IDENTIFICATION  NO.)
 INCORPORATION  OR
 ORGANIZATION)

                                6779 BLACKWELL RD
                   KAMLOOPS, BRITISH COLUMBIA V2C 6V7, CANADA
                                 (604) 681 6599
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


     AGENT  FOR  SERVICE:                                 WITH  A  COPY  TO:
     MIKE  FRANKENBERGER                                 JAMES  L.  VANDEBERG
     VALEMONT SUPPLY LIMITED                             OGDEN  MURPHY  WALLACE
     6779  BLACKWELL  RD                            #2100  -  1601  5TH  AVENUE
KAMLOOPS,  BRITISH  COLUMBIA  V2C  6V7,  CANADA     SEATTLE,  WASHINGTON  98101
     (250)  519  0553  (250)  519-0449                    (206)  447-7000

  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]




                                   CALCULATION OF REGISTRATION FEE

TITLE OF EACH . . . . . . . . .  DOLLAR            PROPOSED         PROPOSED
CLASS OF. . . . . . . . . . . .  AMOUNT            MAXIMUM          MAXIMUM          AMOUNT OF
SECURITIES TO . . . . . . . . .  TO BE             OFFERING PRICE   AGGREGATE        REGISTRATION
BE REGISTERED . . . . . . . . .  REGISTERED        PER UNIT         OFFERING PRICE   FEE
-------------------------------  ----------------  ---------------  ---------------  -------------

Common stock. . . . . . . . . .  1,000,000 shares  $0.04 per share       $40,000.00       $10.56
-------------------------------  ----------------  ---------------  ---------------  -------------



                               [GRAPHIC  OMITED]


Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAW TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

                                   PROSPECTUS


                                 June 19, 2002




                              VALEMONT SUPPLY LIMITED


                                6779 BLACKWELL RD
                   KAMLOOPS, BRITISH COLUMBIA V2C 6V7, CANADA
                          (250) 519 0553 (250) 519-0449

                        1,000,000 Shares of Common Stock


-    This  is  the  initial  public  offering of common stock of Valemont Supply
     Limited
- No public market currently exists for shares of Valemont Supply Limited's common stock.
- The initial public offering price is $0.04 per share of common stock, which was arbitrarily determined.
- Best efforts, no minimum, direct participation offering. A.E. Daem, Valemont Supply Limited's sole director, will use his best efforts to sell the maximum number of securities offered (1,000,000).
-    Valemont  Supply  Limited  is  selling  its  common  stock  directly.
- There are no underwriters or broker-dealers involved in the selling efforts. Valemont Supply Limited's stock is not listed on any national securities exchange or the NASDAQ Stock Market.
- There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.
- Valemont Supply Limited will close the offering the earlier of 150 days after the date of initial effectiveness or the date the maximum offering is achieved.








                 OFFERING PRICE   UNDERWRITING DISCOUNTS AND COMMISSIONS PROCEEDS TO VALEMONT SUPPLY LIMITED

                 ---------------  ---------------------------------------  ---------------------------------

PER SHARE BASIS  $0.04 per share                  $0.00 per share                    $0.04 per share
---------------  ---------------  ---------------------------------------  ---------------------------------
TOTAL OFFERING.       $40,000.00                      $0.00                            $40,000.00
---------------  ---------------  ---------------------------------------  ---------------------------------



                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 1.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

EXPLANATORY  NOTE

This post-effective amendment to our S-1/A registration statement originally filed January 18, 2002 and subsequently amended on June 19, 2002 reflects the correction of the name of the registrant within this S-1 registration statement to Valemont Supply Limited from Valemont Supply Limited Valemont Supply Limited is the exact name of registrant as specified in its charter. This post-effective amendment to our S-1/A registration statement also includes an updated auditors consent letter in Exhibit 23.1

We have made no further changes to the previously filed S-1/A registration statement. All information in this S-1/A registration statement is as of June 19, 2002 and does not reflect, unless otherwise noted, any subsequent information or events other than the aforementioned changes.




Table Of Contents
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Interests of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . . . . . .   10
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Market Price of and Dividends on Capital Stock and Other Stockholder Matters. . . . .   15
Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Management's Discussion and Analysis of Financial Condition and Results of Operations   16
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.   18
Directors and Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . . .   20
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . . .   20
Disclosure of Commission Position on Indemnification for Securities Act Liabilities .   21
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

                                        1
                                  RISK FACTORS


You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Valemont Supply Limited Investing in Valemont Supply Limited's common stock involves a high degree of risk.

YOU MAY BE UNABLE TO EFFECTIVELY EVALUATE VALEMONT SUPPLY LIMITED FOR INVESTMENT PURPOSES, BECAUSE IT HAS NO OPERATING HISTORY AND ITS BUSINESS MODEL IS UNPROVEN. VALEMONT SUPPLY LIMITED IS IN ITS EARLIEST STAGES OF EXPLORATION AND MAY NEVER BECOME PROFITABLE

Valemont Supply Limited is in the exploration stage and is engaged in the search for mineral deposits (reserves). It is a new company with a limited operating history. It faces all of the risks inherent in a new business. The Company's prospects, given the nature of its business, must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early exploration stages. There can be no assurance that the Company will achieve or sustain profitability or positive cash flows from operating activities in the future.


EVEN IF COMMERCIAL QUANTITIES OF MICA ARE DISCOVERED FAILURE TO OBTAIN SUFFICIENT CUSTOMERS FOR ITS MICA WOULD PREVENT VALEMONT SUPPLY LIMITED FROM IMPLEMENTING ITS BUSINESS PLAN, AND COULD CAUSE ITS STOCK TO BE WORTHLESS.

The mining industry, in general, is intensively competitive and there is not any assurance that even if commercial quantities of mica are discovered, a ready market will exist for sale of same. Valemont Supply Limited's mineral claims are located in the Cariboo Mining District of British Columbia, Canada. Collectively the mineral claims make up a mineralized material whose primary mineral is mica schist. However, these mineralized materials do not constitute reserves. If commercial quantities of mica are discovered it would have a number of end uses such as oil drilling muds, building products, paint, plastics, rubber and other end uses. Failure to obtain sufficient customers for the mica would prevent Valemont Supply Limited from implementing its business plan, and could cause its stock to be worthless. Valemont Supply Limited's mica would compete against those of other established companies, some of which have greater financial, marketing and other resources than those of Valemont Supply Limited These competitors may be able to institute and sustain price wars, resulting in a reduction of Valemont Supply Limited's share of the market and limiting or eliminating profitability.

VALEMONT SUPPLY LIMITED MAY DILUTE EXISTING SHAREHOLDERS BY COMPENSATING SERVICE PROVIDERS BY ISSUING STOCK

Valemont Supply Limited might seek to compensate providers of services by Issuance of stock in lieu of cash. Any such stock issuance would dilute Ownership interests of shareholders. For example, it is possible that Valemont Supply Limited would grant stock to compensate its exploration personnel with stock options. Irrespective of whether Valemont Supply Limited's cash assets prove to be inadequate to meet its operational needs, Valemont Supply Limited might seek to compensate providers of services by issuance of stock in lieu of cash, which again would dilute ownership interests of shareholders.

VALEMONT SUPPLY LIMITED'S SIGNIFICANT SHAREHOLDER COULD SELL HIS CONTROL BLOCK TO AN OUTSIDE PARTY RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS

Valemont Supply Limited's significant shareholder, A.E. Daem, could sell his control block of 8,000,000 shares to an outside party resulting in a majority of the voting power being transferred to the purchaser(s). The result could be that new shareholder(s) would control Valemont Supply Limited and persons unknown could replace Valemont Supply Limited's management. It is uncertain whether any such replacements would continue to implement Valemont Supply Limited's current business plan.

PURCHASERS MUST RELY ON MR. DAEM'S ABILITIES FOR ALL DECISIONS AS HE CONTROLS THE MAJORITY OF THE STOCK. VALEMONT SUPPLY LIMITED HAS NO EMPLOYMENT AGREEMENT WITH MR. DAEM AND HE SPENDS ONLY PART-TIME ON ITS BUSINESS. HIS LEAVING MAY ADVERSELY AFFECT VALEMONT SUPPLY LIMITED'S ABILITY TO OPERATE

Mr. Daem is serving as Valemont Supply Limited's sole officer and director. Valemont Supply Limited will be heavily dependent upon Mr. Daem's entrepreneurial skills and experience to implement its business plan. Mr. Daem devotes approximately 40% of his time to Valemont Supply Limited and investors may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. moreover, Valemont Supply Limited does not have an employment agreement with Mr. Daem and as a result, he may not continue to manage its affairs in the future. nor has Valemont Supply Limited obtained a key man life insurance policy on Mr. Daem. Valemont Supply Limited could lose the services of Mr. Daem, or Mr. Daem could decide to join a competitor or otherwise compete directly or indirectly with Valemont Supply Limited, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. the services of Mr. Daem would be difficult to replace.

VALEMONT SUPPLY LIMITED MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING IF NEEDED FOR ITS BUSINESS AND IN THE EVENT OF A BANKRUPTCY SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT

Valemont Supply Limited's ultimate success may depend on its ability to raise additional capital. Failure to raise the neces-sary funds in a timely fashion will severely limit Valemont Supply Limited's future operations, if any and it would be unable to implement its business plan. If Valemont Supply Limited raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. In the event of a bankruptcy in either case, shareholders could loose their entire investments as a result of the senior preferences or privileges. No commitments to provide additional funds have been made by management or other shareholders. Valemont Supply Limited has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, Valemont Supply Limited may not be able to source funds that can be obtained on terms acceptable to it.

VALEMONT SUPPLY LIMITED'S AUDITORS HAVE EXPRESSED THAT THERE IS SUBSTANTIAL DOUBT REGARDING VALEMONT SUPPLY LIMITED'S ABILITY TO CONTINUE AS A GOING CONCERN AND THEREFORE INVESTORS COULD LOOSE THEIR ENTIRE INVESTMENT.

Valemont Supply Limited's auditors have expressed that there is substantial doubt regarding Valemont Supply Limited's ability to continue as a going concern. Valemont Supply Limited has not generated any revenues or conducted any operations since inception. The ability of Valemont Supply Limited to achieve success with respect to its planned principal business activity is dependent upon its successful efforts to attain profitable operations. Valemont Supply Limited may not be able to sell any of its products at a profit. There is therefore substantial doubt regarding Valemont Supply Limited's ability to continue as a going concern.

VALEMONT SUPPLY LIMITED COMMON STOCK HAS NO PRIOR MARKET AND STEPS HAVE NOT BEEN TAKEN TO HAVE ITS COMMON STOCK LISTED ON THE NASD OVER-THE-COUNTER BULLETIN BOARD. THERE ARE NO IMMEDIATE PLANS TO DO SO. FURTHERMORE VALEMONT SUPPLY LIMITED MAY NEVER RECEIVE APPROVAL FOR LISTING AND ACCORDINGLY PRICES MAY
DECLINE AFTER THE OFFERING AND SHAREHOLDERS MAY HAVE DIFFICULTY SELLING THEIR SHARES

There is no public market for Valemont Supply Limited's common stock and no market may develop that would allow any shareholder to be able to liquidate his investment without considerable delay, if at all. Valemont Supply Limited has not taken any steps to have its shares listed on the NASD over-the-counter bulletin board but does intend to do so. Although Valemont Supply Limited intends to apply to have its shares traded on the NASD over-the-counter bulletin board shortly after it has a sufficient number of shareholders to interest a market maker in making a market in its securities there is no guarantee that this will occur. The trading market price of Valemont Supply Limited's common stock may therefore decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Valemont Supply Limited's common stock may not develop or be sustained. All of Valemont Supply Limited's outstanding shares, except for those of A.E. Daem, are being registered for sale pursuant to this offering. If Valemont Supply Limited's selling stockholders sell substantial amounts of common stock in the public market, the market price of Valemont Supply Limited's common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Valemont Supply Limited's securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Valemont Supply Limited's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Valemont Supply Limited stock.

EVEN IF VALEMONT SUPPLY LIMITED IS APPROVED FOR QUOTATION BY A MARKET MAKER THROUGH THE NASD OVER-THE-COUNTER BULLETIN BOARD, INVESTORS MAY FACE DIFFICULTY SELLING THEIR SHARES.

Even if Valemont Supply Limited is approved for quotation by a marketmaker through the NASD over-the-counter bulletin board, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. Investors may therefore have difficulty selling their shares.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF VALEMONT SUPPLY LIMITED STOCK DUE TO STATE BLUE SKY LAWS

Because Valemont Supply Limited's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Valemont Supply Limited's securities. Investors may be unable to sell their stock in Valemont Supply Limited Accordingly, investors should consider the secondary market for Valemont Supply Limited's securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF VALEMONT SUPPLY LIMITED STOCK DUE TO FEDERAL PENNY STOCK REGULATIONS

Because Valemont Supply Limited's securities will constitute "penny stock" within the meaning of the rules, this may affect the ability of the owners of Valemont Supply Limited shares to resell their securities. The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6,
15g-7, and 15g-9 under the Securities and Exchange Act of 1934. The rules require broker-dealers to make certain disclosures regarding penny stocks to potential buyers, and make a determination based upon information provided by the potential buyer about such buyer's suitability for investing in penny stocks. Because Valemont Supply Limited's securities will constitute "penny stock" within the meaning of the rules, the rules would apply to Valemont Supply Limited and its securities and there may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF VALEMONT SUPPLY LIMITED STOCK DUE TO THE WAY IN WHICH STOCK TRADES ARE HANDLED BY BROKER-DEALERS


Because of large broker-dealer spreads, investors may be unable to sell the stock immediately back to the broker-dealer at the same price the broker-dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. The market among broker-dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE, WHICH MAY CAUSE INVESTORS TO LOSE THEIR INVESTMENT

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors to lose their entire investment. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


IT WOULD BE DIFFICULT FOR INVESTORS TO INITIATE LEGAL ACTION AND ENFORCE JUDGMENTS AGAINST NON-U.S. RESIDENT EXECUTIVE OFFICERS OR DIRECTORS

It  would  be  difficult  for  investors  to:
- Effect service of process within the United States on your non-U.S. resident executive officers or directors named in your registration statement;
- Enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against your non-U.S. resident executive officers or directors named in your registration statement;
- Enforce judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in the Canadian court against your non-U.S. resident executive officers or directors named in your registration statement; and
- Bring an original action in the Canadian court to enforce liabilities based on the U.S. federal securities laws against your non-U.S. resident executive officers or directors named in your registration statement.


OTHER  RISKS

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN


This prospectus contains forward-looking statements that involve risks and uncertainties. Valemont Supply Limited's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Valemont Supply Limited described in "Risk Factors" and elsewhere in this prospectus. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 USE OF PROCEEDS

The net proceeds to Valemont Supply Limited from the sale of the 1,000,000 shares of common stock offered by Valemont Supply Limited hereby at an assumed initial public offering price of $.04 per share are estimated to be $40,000. Valemont Supply Limited expects to use the net proceeds as follows:



                               Assuming      Assuming      Assuming      Assuming
                               sale of 10%   sale of 25%   sale of 50%   sale of
                               of stock      of stock      of stock      100% of
                               being         being         being         stock being
Purpose . . . . . . . . . . .  offered       offered       offered       offered
-----------------------------  ------------  ------------  ------------  ------------
Site visit
Flag drill sites, clean up
and re-cut claim lines,
clean up previous trenching .  $      3,000  $      3,000  $      3,000  $      3,000

Meet with local contactors
(Valemont Area)
Inspect equipment,
 interview management
and check references. . . . .  $      1,000  $      1,000  $      1,000  $      1,000

Exploration and verification
of exploration history         $             $      6,000  $     12,000  $     15,000
Market Research
Review of various trade
shows to search for
applicability to Valemont

Supply Limited                 $             $             $      2,000  $      4,000


Office Expenses . . . . . . .  $          0  $          0  $      2,000  $      5,000

Trade Shows . . . . . . . . .  $          0  $          0  $          0  $      7,000

Travel. . . . . . . . . . . .  $          0  $          0  $          0  $      5,000





Estimated  offering  expenses  are  as  follows  and  are  already  paid:



SEC registration fee . . . . . . . . . . . . . . .  $    10
Printing and engraving expenses. . . . . . . . . .    5,000
Attorneys' fees and expenses . . . . . . . . . . .    4,000
Accountants' fees and expenses . . . . . . . . . .    2,000
Transfer agent's and registrar's fees and expenses      500

Miscellaneous. . . . . . . . . . . . . . . . . . .      490

-----------------------------------------------------------
Total. . . . . . . . . . . . . . . . . . . . . . .  $12,000
-----------------------------------------------------------




Valemont Supply Limited continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Valemont Supply Limited may use a portion of the proceeds for these purposes. Valemont Supply Limited is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

                         DETERMINATION OF OFFERING PRICE

Valemont Supply Limited arbitrarily determined the price of the securities in this Offering. The offering price is not an indication of and is not based upon the actual value of Valemont Supply Limited It bears no relationship to the book value, assets or earnings of Valemont Supply Limited or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DILUTION

No sale of Valemont Supply Limited's common stock has ever been sold from one investor to another and the only issue of stock from treasury occurred on June 25, 2001 when a total of 8,000,000 shares of Valemont Supply Limited common stock were issued at a price of $0.0058 per share. All stock was issued based on a valuation by the Board of Directors. The price of the securities in this Offering is $0.04 per share or $0.0342 per share higher.


The net tangible book value of the Valemont Supply Limited at April 30, 2002 was$0.0008 per share. "Net tangible book value per share" represents the amount of total tangible assets less total liabilities divided by the number of shares of Common Stock outstanding.

After giving effect to the sale of all of the 1,000,000 shares offered pursuant to this Registration Statement at a price of $0.04 per share, the net tangible book value of the Valemont Supply Limited as of April 30, 2002, after deducting offering costs, would be $46,541 or $0.0058 per share. This represents immediate dilution of $0.0336 per share to new investors and an immediate increase in net tangible book value per share of $0.0050 to existing stockholders. The following illustrates the per share dilution in this case:





Share price:                                              $0.0400
Net tangible book value before offering:                  $0.0008
Increase attributable to new investors:                   $0.0050
Net tangible book value after offering:                   $0.0058
Dilution to new investors:                                $0.0342





                              SELLING SHAREHOLDERS

There  are  no  selling  security  holders.

                              PLAN OF DISTRIBUTION


This is not an underwritten offering and there are no broker dealers involved in the selling efforts. This prospectus is part of a registration statement that permits Valemont Supply Limited to sell a maximum of 1,000,000 shares of its common stock to the public on a direct participation basis.


In accordance with Regulation M under the Exchange Act, we may not bid for, purchase or attempt to induce any person to bid for or purchase any of our common stock while we are selling stock in this offering. We do not intend to engage in any passive market making or undertake any stabilizing activity for our common stock.


Valemont Supply Limited will offer and sell its common stock through its sole officer and director, A.E. Daem, under the exemption from registration as a broker dealer under Rule 3a4-1 of the Exchange Act. All sales will be made in compliance with the securities laws of local jurisdictions. Mr. Daem will offer stock by delivering prospectuses to business associates with whom he has a pre-existing relationship.

The gross proceeds to Valemont Supply Limited will be $40,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Valemont Supply Limited, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. Mr. Daem will be reimbursed for any expenses incurred in connection with this offering. Mr. Daem will not be allowed to purchase shares in this offering.

While the registration statement is effective, new shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if Valemont Supply Limited's stock is authorized for inclusion on the NASD over-the-counter bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of Valemont Supply Limited's common stock. Valemont Supply Limited intends to apply to have its shares traded on the NASD over-the-counter bulletin board under the symbol "VALE". Valemont Supply Limited has not taken any actions to have its shares traded on the NASD over-the-counter bulletin board. Valemont Supply Limited intends to apply to have its shares traded on the NASD over-the-counter bulletin board immediately after it has met the listing standards for the NASD over-the-counter bulletin board as set out by the National Association of Stock Dealers. In the case of Valemont Supply Limited these listing standards are:

-    An effective Registration Statement Under The Securities Act of 1933
- To remain current with its quarterly and annual report filings with the Securities and Exchange Commission
-    At least one market maker to make a market in its securities

Other than to remain current with its quarterly and annual report filings, Valemont Supply Limited needs to achieve a sufficient number of shareholders to interest a market maker in making a market in its securities. There is no minimum number of shareholders required for a stock to trade on the NASD over-the-counter Bulleting Board. Valemont Supply Limited anticipates that a registered offering by its selling shareholders may result in its stock being held by enough shareholders to interest a market maker to make a market in trading Valemont Supply Limited's stock.

                          DESCRIPTION OF CAPITAL STOCK

Valemont Supply Limited's authorized capital consists of 100,000,000 shares of common stock, par value $.0001 per share and 20,000,000 of preferred stock, par value $.0001 per share. Immediately prior to this offering, 8,000,000 common shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Valemont Supply Limited's common stock.

Because the holders of shares of Valemont Supply Limited's common stock do not have cumulative voting rights, the holders of more than 50% of Valemont Supply Limited's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Valemont Supply Limited's directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Valemont Supply Limited, holders are entitled to receive, ratably, the net assets of Valemont Supply Limited available to shareholders after payment of all creditors.

To the extent that additional shares of Valemont Supply Limited's common stock are issued,  the  relative  interests  of  existing  shareholders  may  be  diluted.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither Manning Elliott Chartered Accountants (Auditors) or Ogden Murphy Wallace (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of Valemont Supply Limited's common stock.

                             DESCRIPTION OF BUSINESS

GENERAL

Valemont Supply Limited was incorporated under the laws of the State of Washington on June 25, 2001, and is in its early exploration stage. To date, Valemont Supply Limited's only activities have been organizational, directed at acquiring its mineral claims, raising its initial capital and exploration. Valemont Supply Limited has not commenced commercial operations. Valemont Supply Limited has no full time employees and owns no real estate. Valemont Supply Limited intends to complete the exploration of its mineral claims its search for mica and to generally meet its future corporate obligations.

PRODUCT  DESCRIPTION


Collectively the mineral claims make up s whose primary mineral is mica schist. However, these mineralized materials do not constitute reserves. Mica has a number of end uses such as oil drilling muds, building products, paint, plastics, rubber and other end uses.


-     Drilling  muds  for  the  oil  and  gas  industry.


Drilling muds are used to lubricate and seal drilling shafts when exploring for oil and gas. The muds have a natural tendency to flow into and seal cracks in the perimeter of the drill shaft preventing the influx of unwanted fluid into the shaft while drilling and possible loss of oil well control. The platy structure of mica added to drilling mud facilitates the overlapping of particles to form a layer or wall on the outside of the shaft, thereby preventing fluid influx. Low quality mica is consumed in oil wells where purity and color are not important. Generally the rock formations in North America are such that drilling mud is required to effectively drill for oil and gas. This is not generally the case in other oil drilling areas in the Middle East and the North
Sea.   Mica  competes  with  several  other  products  used  in  drilling  mud, particularly a substance called bentonite. Bentonite is another mineral that is mined and has the same pliability, viscosity and lubrication properties as mica. Consumption of mica in drilling muds is directly related to oil well drilling activity and the availability and cost of substitute products. Consumption by the oil and gas industry has grown substantially as a result of new drill programs being initiated throughout North America. This has been a direct result of high oil and gas prices and governments desire to become energy sufficient.



-     Building  Industry

The  largest  market  for  mica  is  in  the  building industry.   Mica is used:
- In civil engineering applications including to strengthening and rebuilding bridges, water systems and highways.
- As a filler and extender in joint cement, which is used to fill joints in the erection of gypsum plasterboard. When mica is mixed into the joint cement compound, it acts as a reinforcing agent and prevents cracking and peeling and reduces shrinkage. Consumption of mica in joint cement is closely related to the level of construction activity and the use of gypsum plasterboard by the construction industry. Use of plasterboard is common only in the North American construction industry.

-     Insulating  And  Fireproofing


Mica is used in the production of insulating and fireproof wallboards, particularly in the United Kingdom. Mica is used as an asbestos substitute due to its similar insulating and fire-resistant physical properties. Valemont Supply Limited expects that the use of mica in wallboard will expand throughout North America, Europe and Japan due to its fire resistant properties.



SHORT-TERM PLAN OF OPERATION FOR THE PERIOD BEGINNING APRIL 30, 2002 AND ENDING OCTOBER 31, 2002

The initial step that Valemont Supply Limited plans to take is to attempt to verify the previous mica schist discoveries. Valemont Supply Limited then intends begin limited sales of raw mica schist to support the proving of commercial feasibility of the deposit. It is anticipated that this work program will cost approximately $18,000 and management believes that it will need to sell at least 50% of the offering in order to satisfy these expenditures and other cash requirements over the next six months. If less than 50% of the offering is sold, management will scale down its work plan as dictated by cash on hand.


The verification process may not yield results that are concurrent with previous findings in respect of the mica property. Valemont Supply Limited recognizes this fact. To address this possibility, Valemont Supply Limited does not discount other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. Valemont Supply Limited's officer and director, A.E. Daem, may devote a portion of the time he devotes to Valemont Supply Limited evaluating business opportunities that may be available. Valemont Supply Limited has had no discussions with any third parties regarding business opportunities. Any asset acquisition or business combination would likely include the issuance of a significant amount of Valemont Supply Limited's common stock, which would dilute the ownership interest of holders of existing shares of Valemont Supply Limited's common stock.

INDUSTRY  CONDITIONS  AND  COMPETITION


Although Valemont Supply Limited is an exploration company and has no reserves, it has acquired a property with mineralized material and does not at this time contemplate attempting to acquire other properties. Thus management feels that it has no real competitors with respect to property acquisitions.


EMPLOYEES

Valemont Supply Limited is an exploration stage company and currently has no employees. A.E. Daem, its only officer and director, currently manages Valemont Supply Limited Valemont Supply Limited looks to Mr. Daem for his entrepreneurial and exploration skills and talents. He has extensive operating experience, covering a broad spectrum of businesses. His experience includes working as president and chief executive officer for a packaging company and most recently as the president and chief executive officer of an exploration company.

Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. A portion of any future employee compensation likely would include the right to acquire stock in Valemont Supply Limited, which would dilute the ownership interest of holders of existing shares of Valemont Supply Limited's common stock.

AVAILABLE  INFORMATION

Valemont Supply Limited has filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to Valemont Supply Limited and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Valemont Supply Limited files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Valemont Supply Limited's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Valemont Supply Limited will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.


                             DESCRIPTION OF PROPERTY

Valemont Supply Limited's mineral claims are located in the Cariboo Mining District of British Columbia, Canada. Specifically, the property lies at latitude 52o 46'N and longitude 119o 18'W. eight km south of Valemont, B.C., and the mineral title reference is:



     Map.  083D14W
     U.T.M.  Zone  11
     Administrative  Area
     Mining  Division:
     District  2075
     Mining  Dist.  03  -  Cariboo


Access to the claims area is by an all weather road that connects directly to a highway. The road dissects Valemont Supply Limited's mineral claims and is maintained by the British Columbia Department of Highways. The main line of the Canadian National Railway is 2km East of the mica schist deposit located on the property. For power the Avola-Valemont transmission line crosses the property. For water the Canoe River flows along the South boundary of the property.

To maintain the claims on an annual basis Valmont Supply Limited must perform a minimum of two hundred Canadian dollars per claim of validated work plus pay a ten Canadian dollar per claim registration fee to the Provincial Government. Cash may be paid in lieu of work. All claims have been maintained and are current with the provincial government.

The mica in this property was discovered in 1961. Prior to being acquired by Valemont Supply Limited, much work was carried out in order to better understand the exact nature and location of the mica schist found on the property. This work included:

Surface  exploration  and  geochemistry
-    Several trenches were dug and bulk samples taken.
- In addition several drill holes were made with assay results indicating the property owned by Valemont Supply Limited contains a mineralized material of 2,286,000 tons of mica schist accessible to open pit recovery. However, these mineralized materials do not constitute reserves.
- Metallurgical test conducted in 1981 at Bacon, Donaldson laboratories in Vancouver, with input from Kilborn engineering, on behalf of Brinco Mining Ltd verified a the mineralized material, but not reserves.
- A small-scale mining project was carried out in 1987 by Beaty Geological Ltd on behalf of Lico Resources Inc and Technigen Platinum Corporation resulting in four 60-70 ton bulk samples and six diamond drill holes being drilled which further outlined and exposed the deposit for the current owners, Valemont Supply Limited

No work has been done by Valemont Supply Limited on the property. Valemont Supply Limited does not have reserves, but it's proposed program of exploration includes engaging professionals to review the previous findings of mineralized materials with respect to the property. This will encompass the following:


- Walk the claims making sure the lines are clear of underbrush and to check the condition of the staking posts, the metal claim tags and numbers on each post
- Verify and validate all the data Valemont Supply Limited has compiled on the claims. This work history goes back forty years to 1961.
     o Valemont Supply Limited will try to locate bulldozer trenching to take samples.
     o Valemont Supply Limited will try to locate some of the 18 short holes drilled to see of any of the core is available for sampling
-    During a 1978 summer program several small pits were dug
     o Valemont Supply Limited will try to locate some of these pits for sampling. If the pits are in unusable condition Valemont Supply Limited will dig several sample pits for sampling
     o Valemont Supply Limited will try to locate the areas of the two drill programs carried out in 1978 with the object of finding core for sampling. The drill locations will be cleaned up and marked for use if further validation is necessary
- Valemont Supply Limited will conduct a thorough outcrop search of the property mapping and samplings were appropriate.
- The two new roads cut in the area will be examined and sampled should they prove of interest.

Valemont Supply Limited's property is without known reserves and the proposed program is exploratory in nature. Once the foregoing has been completed and analyzed to verify the existing reports, Valemont Supply Limited hopes to determine if its mineral deposit is economically and legally viable.


Valemont Supply Limited acquired the Valemont mineral claims from Mr. Douglas Payne in an arms length transaction.Valemont Supply Limited paid $30,000 US in cash to Mr. Payne in exchange for the mineral claims. In addition under the terms of sale Valemont Supply Limited is required to pay or cause to be paid
$2.00 US per ton of pit run of mica containing ore extracted from the mineral claims, this payment constitutes a net royalty payment to Mr. Payne. This payment is to be made within 30 days of the pit run mica leaving the mineral claims. The price per ton will be negotiated at the end of the first five years and each five years thereafter. The price renewal will not exceed the United States of America inflation rate, nor be less than the preceding five year period.


The mineralized material is exposed in sparse outcrops and in trenches excavated by a mining company in l981. However, these mineralized materials do not constitute reserves. Drilling has encountered three beds of mineralized material striking northeasterly and dipping shallowly northwestward into the moderately south sloping hillside. The top bed varies from 15 m to 25 m thick (averaging 17 m) and contains an average mica content of 60.6%. The mica schist bed also continues to the northwest but management feels that increasingly thick hard surface materials would increase the waste produced when mined, making it less economic and thus more expensive to mine.



The mica content is variable throughout the extent of the three beds of mica schist. In order to confirm the mica content, six holes were drilled in January-February 1987 to provide more information. Analytical results indicate that the percentage of mica averages 56.1%. The analysis indicates that the total percentage of mica appears to increase to the east.



Valemont Supply Limited currently maintains limited office space, occupied by Mr. Daem, for which it pays no rent. Its address is 6779 Blackwell Rd, Kamloops, British Columbia V2C 6V7, Canada, and its phone number is ((604) 681 6599. Valemont Supply Limited does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented, at which time it may need office facilities.





                                LEGAL PROCEEDINGS

Valemont Supply Limited is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Valemont Supply Limited or its property contemplated by any governmental authority.

                    MARKET PRICE OF AND DIVIDENDS ON CAPITAL
                       STOCK AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for Valemont Supply Limited's securities. Valemont Supply Limited has no common equity subject to outstanding purchase options or warrants. Valemont Supply Limited has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that, except for this offering; Valemont Supply Limited has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Valemont Supply Limited The principal operations of Valemont Supply Limited have not yet commenced.

Valemont Supply Limited has 8,000,000 shares of common stock issued and outstanding, all of which were issued to Valemont Supply Limited's president and sole director on June 25, 2001 at $0.0058 per share. All stock was issued based on a valuation by the Board of Directors. No sale of Valemont Supply Limited's common stock has ever been sold from one investor to another.

Upon  effectiveness of the registration statement that includes this prospectus,
1.0 million shares of Valemont Supply Limited will be eligible for sale from Valemont Supply Limited's treasury.

To date Valemont Supply Limited has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Valemont Supply Limited's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             SELECTED FINANCIAL DATA


The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from June 25, 2001, (inception) to the nine months ended, and the balance sheet data at April 30, 2002, are derived from Valemont Supply Limited's unaudited 3rd quarter 2002 financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.






                                            Inception to
                                           April 30, 2002
                                           ---------------
STATEMENT OF OPERATIONS DATA:
Net sales . . . . . . . . . . . . . . . .  $           Nil
                                           ===============

Loss from continuing operations . . . . .  $        54,065
                                           ===============

Loss per share from continuing operations  $           Nil
                                           ===============

                                           As of
                                           April 30, 2002
BALANCE SHEET DATA:
Total assets. . . . . . . . . . . . . . .  $         6,541
                                           ===============

Total liabilities . . . . . . . . . . . .  $           532
                                           ===============






Valemont Supply Limited is in its early exploration and promotional stages. To date, Valemont Supply Limited's only activities have been organizational, directed at acquiring its mineral claims, raising its initial capital and exploration. Valemont Supply Limited has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Valemont Supply Limited expects when it begins operations. See "Risk Factors," "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS  OF  OPERATIONS



During the period from June 25, 2001, (inception) through the nine months ended April 30, 2002, Valemont Supply Limited has engaged in no significant operations other than organizational activities, acquisition of a mica property and preparation for registration of its securities under the Securities Act of 1933. Valemont Supply Limited received no revenues during this period.



Valemont Supply Limited's operations in the upcoming twelve-month period will vary based on the receipt of funding that is not assured to be received. As a result Valemont Supply Limited's auditor has indicated that there is substantial doubt regarding Valemont Supply Limited's ability to continue as a going concern and has expressed this opinion in their audit report on the July 31, 2001 financial statements. Regardless of whether funding is received in the upcoming twelve-month period Valemont Supply Limited anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. The costs associated with filing this registration statement, and Valemont Supply Limited's expenses associated with applying for Valemont Supply Limited's shares to trade on the OTC bulletin board are not expected to exceed $5,500, are prepaid and will be expensed. The extent of these costs will depend primarily on the states in which a market maker would want Valemont Supply Limited's shares to be qualified.


Valemont Supply Limited intends to continue the exploration of its property, in an attempt to establish mica reserves, and to generally meet its future corporate obligations. Valemont Supply Limited anticipates that until these procedures are completed it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Valemont Supply Limited anticipates that the offering will take about 5 months beginning after the completion of this registration statement. The following table illustrates how Valemont Supply Limited has budgeted its cash on hand over the upcoming twelve-month period assuming various funding levels received:





                                  Assuming      Assuming      Assuming      Assuming
                                  sale of 10%   sale of 25%   sale of 50%   sale of
                                  of stock      of stock      of stock      100% of
                                  being         being         being         stock being
Purpose. . . . . . . . . . . . .  offered       offered       offered       offered
                                  ------------  ------------  ------------  ------------


Attorneys' fees and expenses . .           241           241           241           241
Accountants' fees and expenses .           500           500           500           500
Transfer agent's and registrar's
fees and expenses. . . . . . . .           300           300           300           300
Site visit . . . . . . . . . . .         3,000         3,000         3,000         3,000
Meet with local contactors . . .         1,000         1,000         1,000         1,000
Exploration and verification
of exploration history . . . . .             0         6,000        12,000        15,000
Market Research. . . . . . . . .             0             0         2,000         4,000
Office Expenses. . . . . . . . .             0             0         2,000         5,000
Trade Shows. . . . . . . . . . .             0             0             0         7,000
Travel . . . . . . . . . . . . .             0             0             0         5,000
Working capital
                                  ------------  ------------  ------------  ------------
Total cash on hand and . . . . .
prepaid expenses . . . . . . . .  $      5,041  $     11,041  $     21,041  $     41,041
                                  ------------  ------------  ------------  ------------






Valemont Supply Limited therefore anticipates satisfying its cash requirements over the next 12 months in both full funding and no funding scenarios, however if Valemont Supply Limited fails to raise at least $18,000 it will be not be able to conduct its planned exploration activities. If Valemont Supply Limited does not generate sufficient capital to conduct its planned operations, it will conduct a limited work program with available funds. In addition Valemont Supply Limited would seek providers of exploration services willing to be compensate by issuance of stock in lieu of cash. In this way Valemont Supply Limited would attempt to complete the planned exploration activities.


Over  the  upcoming  twelve-month  period  Valemont  Supply  Limited:
     -    does not intend to perform any product research and development;
     -    does not expect to purchase any significant plant or equipment; and
     - other than new sales staff does not expect any significant changes in the number of employees

LIQUIDITY  AND  CAPITAL  RESOURCES


Valemont Supply Limited remains in the exploration stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Valemont Supply Limited's balance sheet as of April 30, 2002, reflects total assets of $1,041 in the form of cash.

Valemont Supply Limited expects to carry out its plan of business discussed above. In addition, Valemont Supply Limited may engage in a combination with another business. Valemont Supply Limited cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Valemont Supply Limited may eventually combine. Valemont Supply Limited has not engaged in discussions concerning potential business combinations and there currently are no business acquisitions that are probable. The conditions or events that would cause Valemont Supply Limited to engage in business combination with another business include:

Valemont Supply Limited may not be successful in developing a viable market for its products due to its limited financial resources, the only way Valemont Supply Limited will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

Valemont Supply Limited has no specific long-term capital requirements. If Future sales do occur, it is expected that these future costs of sales including product extraction costs and commissions are payable after the time that Valemont Supply Limited expects to be paid by its customer. Valemont Supply Limited therefore plans to generate sufficient cash flow from sales to meet its long-term requirements. Valemont Supply Limited may need additional capital to carry out its business plan or to engage in a business combination. In the event that Valemont Supply Limited requires more capital, no commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Valemont Supply Limited or at all.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Manning Elliott Chartered Accountants has served as Valemont Supply Limited's independent auditor since inception, and Valemont Supply Limited has not had any dispute with Manning Elliott Chartered Accountants over accounting or financial disclosure.





                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of Valemont Supply Limited:


NAME. . .  AGE  POSITION
           ---  -----------------------------------------
A.E. Daem   64  President, Secretary, Treasurer, Director
---------  ---  -----------------------------------------




Mr. Daem became a director and officer of Valemont Supply Limited in June 2001. In 1960, Mr. Daem graduated from the University of British Columbia with a degree in Science and Pharmacy. During the last 15 years, Mr. Daem has worked for Circle Drugs Inc, a private company, as director, president and chief executive officer, growing the retail chain while maintaining profitability. Mr. Daem also worked for Air packaging International a public company from 1989 to 1991 as director, president and chief operating officer; a packaging company which has developed a number of packaging products. Mr. Daem worked from 1991 to 1999 as president, director and chief executive officer of International Tournigan Inc, a public exploration company searching for minerals. Through International Tournigan Inc. Mr. Daem has the experience of financing, administration and engaging and managing the activities of numerous professional engineers and geologists in the search for minerals in Canada, Unites States, Africa, Papua New Guinea and Peru. Mr. Daem is also the sole shareholder of Armanda International Trader Inc. in which he conducts his private passive investment business, which consists of a diversified portfolio of long term equity investments in large publicly traded companies. Mr. Daem devotes approximately 40% of his time to his position in Valemont Supply Limited, in the areas of finance, administration and exploration coordination.


The director named above will serve until the first annual meeting of Valemont Supply Limited's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors. No employment agreements currently exist or are being contemplated. There is no arrangement or understanding between the director and officer of Valemont Supply Limited and any other person pursuant to which any director or officer is to be selected as a director or officer.

The directors and officers of Valemont Supply Limited will devote their time to Valemont Supply Limited's affairs on an "as needed" basis. As a result, the actual amount of time that they will devote to Valemont Supply Limited's affairs is not consistent and is likely to vary substantially from month to month.

                             EXECUTIVE COMPENSATION

No officer or director has received any remuneration from Valemont Supply Limited Although there is no current plan in existence, it is possible that Valemont Supply Limited will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Valemont Supply Limited's business plan. Valemont Supply Limited has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Valemont Supply Limited has no employment contract or compensatory plan or arrangement with any executive officer of Valemont Supply Limited The Director currently does not receive any cash compensation from Valemont Supply Limited for his service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The  following  table  sets  forth,  as  of  April  30,  2002:

     - Valemont Supply Limited's outstanding common stock owned or beneficially owned by each executive officer and director;
     - Valemont Supply Limited's outstanding common stock owned or beneficially owned by each person who owned of record, or was known by Valemont Supply Limited to own beneficially, more than 5% of Valemont Supply Limited's common stock;
     -    The shareholdings of all executive officers and directors as a group.


                                                                            Percentage of
                                                                            Outstanding
Name . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Shares Owned  Shares Owned
------------------------------------------------------------  ------------  --------------
A.E. Daem, President, Secretary, Treasurer, and Director
 Kamloops, B.C. Canada . . . . . . . . . . . . . . . . . . .     8,000,000            100%
------------------------------------------------------------  ------------  --------------
All Executive Officers & Directors As A Group (1 Individual)     8,000,000            100%
------------------------------------------------------------  ------------  --------------



All shares are held of record and each record shareholder has sole voting and investment power. Valemont Supply Limited knows of no one who has the right to acquire beneficial ownership in Valemont Supply Limited common stock. Other than the sale of Valemont Supply Limited stock contemplated by this prospectus, there are no arrangements known to Valemont Supply Limited the operation of which may at a subsequent date result in a change of control of Valemont Supply Limited

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of Valemont Supply Limited, and no owner of five percent or more of Valemont Supply Limited's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

A.E. Daem is the only promoter of Valemont Supply Limited Other than the 8,000,000 shares issued to Mr. Daem in exchange for $46,000 upon inception of Valemont Supply Limited, there has been nothing of value (including money, property, contracts, options, or rights of any kind) received or to be received by Mr. Daem, directly or indirectly, from the Valemont Supply Limited Valemont Supply Limited has not received any other assets, services or other consideration as a result. Valemont Supply Limited arbitrarily determined the price of the shares issued to Mr. Daem.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Valemont Supply Limited's bylaws provide that Valemont Supply Limited will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Valemont Supply Limited, absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Valemont Supply Limited pursuant to the forgoing provisions, Valemont Supply Limited has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                          INDEX TO FINANCIAL STATEMENTS



Valemont Supply Limited

(An Exploration Stage Company)



NINE MONTHS ENDED APRIL 30, 2002 (UNAUDITED) AND
JUNE 25, 2001 (DATE OF INCEPTION) TO APRIL 30, 2002

Interim Balance Sheet. . . . . . . . . . . . . . . .  F-2

Interim Statement of Operations. . . . . . . . . . .  F-3

Interim Statement of Cash Flows. . . . . . . . . . .  F-4

Notes to the Interim Financial Statements. . . . . .  F-5 to F-6





JUNE 25, 2001 (DATE OF INCEPTION) TO JULY 31, 2001
Independent Auditor's Report . . . . . . . . . . .  F-7

Balance Sheet. . . . . . . . . . . . . . . . . . .  F-8

Statement of Operations. . . . . . . . . . . . . .  F-9

Statement of Stockholders' Equity. . . . . . . . .  F-10

Statement of Cash Flows. . . . . . . . . . . . . .  F-11

Notes to the Financial Statements. . . . . . . . .  F-12 to F-14



Valemont  Supply  Limited

(An  Exploration  Stage  Company)
Interim  Balance  Sheets
(expressed  in  U.S.  dollars)


                                                                April 30,     July 31,
                                                                   2002         2001
                                                                    $            $
                                                                (unaudited)   (audited)
                                                               ------------

ASSETS

Current Assets

Cash                                                                 1,041       2,823
Prepaid expenses                                                     5,500      10,000
---------------------------------------------------------------------------------------

Total Current Assets                                                 6,541      12,823
---------------------------------------------------------------------------------------


Total Assets                                                         6,541      12,823
---------------------------------------------------------------------------------------

LIABILITIES

Current Liabilities                                                    532           -
---------------------------------------------------------------------------------------
Contingency (Note 1)

STOCKHOLDERS' EQUITY

Stockholders' Equity

Common Stock: 100,000,000 common shares authorized with
a par value of $0.0001; 8,000,000 issued and outstanding               800         800

Additional Paid-in Capital                                          45,200      45,200


Donated Capital (Note 4)                                            14,074       1,250
---------------------------------------------------------------------------------------

                                                                    60,074      47,250

---------------------------------------------------------------------------------------
Preferred Stock: 20,000,000 preferred shares authorized with
a par value of $.0001; none issued                                       -           -
---------------------------------------------------------------------------------------

Deficit Accumulated During the Exploration Stage                   (54,065)    (34,427)
---------------------------------------------------------------------------------------


Total Stockholders' Equity                                           6,009      12,823
---------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                           6,541      12,823
---------------------------------------------------------------------------------------




   The accompanying notes are an integral part of these financial statements
                                      F-2



Valemont  Supply  Limited

(An  Exploration  Stage  Company)
Interim  Statement  of  Operations
(expressed  in  U.S.  dollars)
(unaudited)




                                             Accumulated from                         Accumulated from
                                             June 25, 2001         Nine Months        June 25, 2001
                                             (Date of Inception)   Ended April 30,    (Date of Inception)
                                             to April 30, 2002                2002    to July 31, 2001
                                             $                     $                  $

Revenue
----------------------------------------------------------------------------------------------------------

Expenses

Communication                                              1,730              1,730                     -
Consulting                                                10,000              9,000                 1,000
Mineral property acquisition costs (Note 3)               31,574              1,574                30,000
Professional fees                                          8,261              5,084                 3,177
Rent                                                       2,500              2,250                   250

                                                          54,065             19,638                34,427
----------------------------------------------------------------------------------------------------------
Net Loss for the Period                                  (54,065)           (19,638)              (34,437)
----------------------------------------------------------------------------------------------------------

Deficit - Beginning of Period                                  -            (34,427)                    -
----------------------------------------------------------------------------------------------------------
Deficit - End of Period                                  (54,065)           (54,065)              (34,437)
----------------------------------------------------------------------------------------------------------

Net Loss Per Share - Basic                                                    (0.01)
----------------------------------------------------------------------------------------------------------

Weighted Average Shares Outstanding                                       8,000,000
----------------------------------------------------------------------------------------------------------




(Diluted  loss per share has not been presented, as the result is anti-dilutive)

   The accompanying notes are an integral part of these financial statements
                                      F-3



Valemont  Supply  Limited

(An  Exploration  Stage  Company)
Interim  Statement  of  Cash  Flows
(expressed  in  U.S.  dollars)
(unaudited)



                                            Nine Months
                                               Ended
                                           April30,
                                                   2002
                                           $

Cash Flows To Operating Activities

Net loss. . . . . . . . . . . . . . . . .       (19,638)

Non-cash items
Donated consulting services . . . . . . .         9,000
Donated rent. . . . . . . . . . . . . . .         2,250
Donated mineral maintenance fees. . . . .         1,574

Adjustments to reconcile net loss to cash
Prepaid expenses. . . . . . . . . . . . .         4,500
Accounts payable. . . . . . . . . . . . .           532
--------------------------------------------------------

Net Cash Used In Operating Activities . .        (1,782)
--------------------------------------------------------

Net Decrease in Cash. . . . . . . . . . .        (1,782)

Cash - Beginning of Period. . . . . . . .         2,823
--------------------------------------------------------

Cash - End of Period. . . . . . . . . . .         1,041
========================================================
Non-Cash Financing Activities . . . . . .             -
========================================================


Supplemental Disclosures

Interest paid . . . . . . . . . . . . . .             -
Income taxes paid . . . . . . . . . . . .             -
========================================================





   The accompanying notes are an integral part of these financial statements
                                      F-4

VALEMONT  SUPPLY,  LIMITED

(AN  EXPLORATION  STAGE  COMPANY)
Notes  to  Interim  Financial  Statements
(Expressed  in  U.S.  dollars)
APRIL  30,  2002


1.     Exploration  Stage  Company

The Company was incorporated in the state of Washington on June 25, 2001. On June 26, 2001 the Company purchased Mica Mineral Claims, situated in the Cariboo Mining Division in the Province of British Columbia, Canada. Mica is mainly used in the oil and gas industry, in the form of oil drilling mud, to lubricate the shafts of drilling rigs.

The Company's principal business plan is to continue exploration of its property in order to confirm the mica content of mineralized materials found there and to ultimately seek earnings by exploiting any mica available from the mineral claims.

The Company currently has yet to generate any revenues and in accordance with SFAS No. 7, is considered an exploration stage company. At present, management devotes most of its activities in becoming a public company which will allow the Company to raise sufficient funds to explore their Mica property. Planned principal activities have not yet begun. The ability of the Company to emerge from the exploration stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or successfully explore the Mica property and thus extract and sell Mica at a profit. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.


2.   Summary of Significant Accounting Principles
     a)   Year End

     The  Company's  year-end  is  July  31

     b)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     c)   Basic Earnings (Loss) Per Share

     Basic earnings (loss) per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 "Earnings per Share". The Company has a simple capital structure without potential common shares. Basic earnings (loss) per share is calculated on the weighted average number of common shares outstanding each year.

     d)   Mineral Properties

     The Company is in the exploration stage and all costs relating to mineral property grassroots exploration are charged to operations as incurred.

VALEMONT  SUPPLY,  LIMITED

(AN  EXPLORATION  STAGE  COMPANY)
Notes  to  Interim  Financial  Statements
(Expressed  in  U.S.  dollars)
APRIL  30,  2002


3.     Prepaid  expenses

Prepaid expenses represent a single payment to a company that provides legal, accounting and electronic filing services

4.     Mineral  Properties


Pursuant to a sales agreement dated June 26, 2001, the Company acquired 12 mineral claims containing a mica mineral deposit. The mineral property is located in the Cariboo Mining Division in the Province of British Columbia. Consideration paid was $30,000 and an exclusive right to a Royalty on the mica produced from the mica claims in the amount of US$2.00 per ton of pit run of mica containing ore extracted from the mica claims. This payment constitutes a net royalty payment to the vendor. This payment is to be made within 30 days of the pit run mica leaving the mica claims. The price per ton will be negotiated every five years. The mica in this property was first discovered in 1961 and prior to acquiring the property previous owners performed an exploration program in order to better understand the nature and location of the mica. This exploration included trenching, bulk sampling and several assayed drill holes. This exploration program verified a commercially acceptable grade of mica accessible to open pit recovery. In 1987 a small-scale mining project was carried out resulting in four bulk samples of 60 to 70 tons each and six diamond drill holes being drilled. This project outlined and exposed the deposit further. The Company has not conducted a full evaluation required to designate reserves, and therefore has no mica reserves. Pursuant to the Company's accounting policy on mineral properties the acquisition costs of $30,000 have been charged to operations as persuasive engineering evidence has not yet been obtained to prove recoverable mica reserves exist.


5.     Related  Party  Transactions

The President of the Company has donated services valued at $1,000 per month and rent valued at $250 per month. During the period the President of the Company also paid for and donated mineral claim maintenance fees totaling $1,575 on behalf of the Company. These amounts have been charged to operations and classified as "donated capital" in shareholders' equity.

                          INDEPENDENT AUDITORS' REPORT


To  the  Board  of  Directors
Valemont  Supply  Limited
(An  Exploration  Stage  Company)


We have audited the accompanying balance sheet of Valemont Supply Limited (An Exploration Stage Company) as of July 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from June 25, 2001 (Date of Inception) to July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Valemont Supply Limited (An Exploration Stage Company), as of July 31, 2001, and the results of its operations and its cash flows for the period from June 25, 2001 (Date of Inception) July 31, 2001, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                              /S/ "MANNING ELLIOTT"



CHARTERED  ACCOUNTANTS
Vancouver,  Canada
September  21,  2001


Valemont  Supply  Limited
(An  Exploration  Stage  Company)
Balance  Sheet
(expressed  in  U.S.  dollars)



                                                                                    July 31,
                                                                                      2001
                                                                                   $

ASSETS

Current Assets

Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,823
Prepaids. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10,000
---------------------------------------------------------------------------------------------


Total Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12,823
=============================================================================================


LIABILITIES

Current Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -
---------------------------------------------------------------------------------------------
Contingency (Note 1)
STOCKHOLDERS' EQUITY

Stockholders' Equity

Common Stock, par value $0.0001; 100,000,000 shares authorized;
8,000,000 shares issued and outstanding . . . . . . . . . . . . . . . . . . . . .        800

Additional Paid-in Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . .     45,200

Donated Capital (Note 4). . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,250
---------------------------------------------------------------------------------------------
                                                                                      47,250

---------------------------------------------------------------------------------------------
Preferred Stock, par value of $0.0001; 20,000,000 shares authorized; none issued.          -
---------------------------------------------------------------------------------------------
Deficit Accumulated During the Exploration Stage. . . . . . . . . . . . . . . . .    (34,427)
---------------------------------------------------------------------------------------------

Total Stockholders' Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . .     12,823
---------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity. . . . . . . . . . . . . . . . . . . .     12,823
=============================================================================================




    The accompanying notes are an integral part of these financial statements
                                       F-8


Valemont  Supply  Limited
(An  Exploration  Stage  Company)
Statement  of  Operations
(expressed  in  U.S.  dollars)



                                             Accumulated from
                                             June 25, 2001
                                             (Date of Inception)
                                             to July 31, 2001
                                             $

Revenue . . . . . . . . . . . . . . . . . .                    -
-----------------------------------------------------------------


Expenses

Consulting. . . . . . . . . . . . . . . . .                1,000
Mineral property acquisition costs (Note 3)               30,000
Professional fees . . . . . . . . . . . . .                3,177
Rent. . . . . . . . . . . . . . . . . . . .                  250
-----------------------------------------------------------------
                                                          34,427
-----------------------------------------------------------------
Net Loss for the Period . . . . . . . . . .              (34,427)
=================================================================


Net Loss Per Share - Basic. . . . . . . . .                (0.01)
=================================================================

Weighted Average Shares Outstanding . . . .            8,000,000
=================================================================



(Diluted  loss  per share has not been presented as the result is anti-dilutive)

    The accompanying notes are an integral part of these financial statements
                                       F-9


Valemont  Supply  Limited
(An  Exploration  Stage  Company)
Statement  of  Cash  Flows
(expressed  in  U.S.  dollars)



                                           Accumulated from
                                           June 25, 2001
                                            (Date of Inception)
                                           to July 31, 2001
                                           $

Cash Flows To Operating Activities

Net loss. . . . . . . . . . . . . . . . .              (34,427)

Non-cash items
Donated consulting services . . . . . . .                1,000
Donated rent. . . . . . . . . . . . . . .                  250

Adjustment to reconcile net loss to cash
Prepaids. . . . . . . . . . . . . . . . .              (10,000)
---------------------------------------------------------------

Net Cash Used In Operating Activities . .              (43,177)
---------------------------------------------------------------

Cash Flows From Financing Activities

Sale of capital stock . . . . . . . . . .               46,000
---------------------------------------------------------------
Net Cash Provided By Financing Activities               46,000
---------------------------------------------------------------
Net Increase in Cash. . . . . . . . . . .                2,823

Cash - Beginning of Period. . . . . . . .                    -
---------------------------------------------------------------

Cash - End of Period. . . . . . . . . . .                2,823
---------------------------------------------------------------

Non-Cash Financing Activities . . . . . .                    -
---------------------------------------------------------------
Supplemental Disclosures

Interest paid . . . . . . . . . . . . . .                    -
Income taxes paid . . . . . . . . . . . .                    -
---------------------------------------------------------------



    The accompanying notes are an integral part of these financial statements
                                       F-10


Valemont  Supply  Limited
(An  Exploration  Stage  Company)
Statement  of  Stockholders'  Equity
From  June  25,  2001  (Date  of  Inception)  to  July  31,  2001
(expressed  in  U.S.  dollars)



                                                                                Deficit
                                                                                Accumulated
                                                Additional                      During the
                                                Paid-in      Donated            Exploration
                            Shares     Amount   Capital      Capital   Total    Stage
                                    #  $        $            $         $        $
---------------------------------------------------------------------------------------------

Balance - June 25, 2001
(Date of Inception). . . .          -        -            -         -        -             -

Stock issued on June 25,
2001 for cash. . . . . . .  8,000,000      800       45,200         -   46,000             -

Value of rent donated by
related party. . . . . . .          -        -            -       250      250             -

Value of services donated
by related party . . . . .          -        -            -     1,000    1,000             -

Net loss for the period                                                              (34,427)
---------------------------------------------------------------------------------------------

Balance - July 31, 2001. .  8,000,000      800       45,200     1,250   47,250       (34,427)
---------------------------------------------------------------------------------------------


    The accompanying notes are an integral part of these financial statements
                                       F-11

VALEMONT  SUPPLY,  LIMITED

(A  EXPLORATION  STAGE  COMPANY)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
July  31,  2001

1.     Exploration  Stage  Company

The Company was incorporated in the state of Washington on June 25, 2001. On June 26, 2001 the Company purchased twelve mica mineral claims, situated in the Cariboo Mining Division in the Province of British Columbia, Canada. Mica is mainly used in the oil and gas industry, in the form of oil drilling mud, to lubricate the shafts of drilling rigs.

The Company's principal business plan is to continue exploration of its property in order to confirm the mica content of mineralized materials found there and to ultimately seek earnings by exploiting any mica available from the mineral claims.

The Company is an exploration stage company. At present, management devotes most of its activities in becoming a public company which will allow the Company to raise sufficient funds to further explore the mica property. Planned principal activities have not yet begun. The ability of the Company to emerge from the exploration stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or successfully explore the mica property to thus be able to extract and sell mica at a profit. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

2.     Summary  of  Significant  Accounting  Principles

a)     Year  End

The  Company's  year  end  is  July  31.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

c)     Basic  Earnings  (Loss)  Per  Share

Basic earnings (loss) per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 "Earnings per Share". The Company has a simple capital structure without potential common shares. Basic earnings (loss) per share is calculated on the weighted average number of common shares outstanding each year.

d)     Mineral  Properties

The Company is in the exploration stage and all costs relating to mineral property grassroots exploration are charged to operations as incurred.

e)     Income  Taxes

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109 (SFAS 109), Accounting for Income Taxes.

Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating loss carry forwards. Potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating loss carry forwards in future years.

The Company has a tax loss of $4,427 to offset future years taxable income expiring in fiscal 2016.

                                       F-12


VALEMONT  SUPPLY,  LIMITED

(A  EXPLORATION  STAGE  COMPANY)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
July  31,  2001

Summary  of  Significant  Accounting  Principles  (continued)

The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:



                          2001
                        $

Net Operating Losses .    4,427
Statutory Tax Rate . .       34%
Effective Tax Rate . .        -
Deferred Tax Asset . .    1,505
Valuation Allowance. .   (1,505)


Net Deferred Tax Asset        -






3.     Prepaid  expenses

Prepaid expenses represent a single payment to a company that provides legal, accounting and electronic filing services


4.     Mineral  Properties

Pursuant to a sales agreement dated June 26, 2001, the Company acquired 12 mineral claims containing a mica mineral deposit. The mineral property is located in the Cariboo Mining Division in the Province of British Columbia. Consideration paid was $30,000 and an exclusive right to a Royalty on the mica produced from the mica claims in the amount of US$2.00 per ton of pit run of mica containing ore extracted from the mica claims. This payment constitutes a net royalty payment to the vendor. This payment is to be made within 30 days of the pit run mica leaving the mica claims. The price per ton will be negotiated every five years. The mica in this property was first discovered in 1961 and prior to acquiring the property previous owners performed an exploration program in order to better understand the nature and location of the mica. This exploration included trenching, bulk sampling and several assayed drill holes. This exploration program verified a commercially acceptable grade of mica accessible to open pit recovery. In 1987 a small-scale mining project was carried out resulting in four bulk samples of 60 to 70 tons each and six diamond drill holes being drilled. This project outlined and exposed the deposit further. The Company has not conducted a full evaluation required to designate reserves, and therefore has no mica reserves. Pursuant to the Company's accounting policy on mineral properties the acquisition costs of $30,000 have been charged to operations as persuasive engineering evidence has not yet been obtained to prove recoverable mica reserves exist.


5.     Related  Party  Transactions
The President of the Company has donated services valued at $1,000 per month and rent valued at $250 per month. These amounts have been charged to operations and classified as "donated capital" in shareholders' equity.

                                   PROSPECTUS


                                 June 19, 2002








                              VALEMONT SUPPLY LIMITED






                                6779 BLACKWELL RD
                   KAMLOOPS, BRITISH COLUMBIA V2C 6V7, CANADA
                          (250) 519 0553 (250) 519-0449

                        1,000,000 Shares of Common Stock
                       to be sold by current shareholders




Valemont Supply Limited has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Valemont Supply Limited have not changed since the date hereof.





Until September 18, 2002 (90 days after the date of this prospectus),all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.


The securities are being registered for the account of selling shareholders. All of the following expenses will be borne by Valemont Supply Limited The amounts set forth are estimates except for the SEC registration fee:



SEC registration fee . . . . . . . . . . . . . . .  $    10
Printing and engraving expenses. . . . . . . . . .    5,000
Attorneys' fees and expenses . . . . . . . . . . .    4,000
Accountants' fees and expenses . . . . . . . . . .    2,000
Transfer agent's and registrar's fees and expenses      500
Miscellaneous. . . . . . . . . . . . . . . . . . .      990
Total. . . . . . . . . . . . . . . . . . . . . . .  $12,500



ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Pursuant to Washington State law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith; and he or she reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in its best interests; in cases not involving his or her official capacity, his or her conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation is prohibited from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.


The articles of Valemont Supply Limited, filed as Exhibit 3.1, provide that Valemont Supply Limited will indemnify its directors to the full extent permitted under Washington state law. The bylaws of Valemont Supply Limited, filed as Exhibit 3.2, provide that Valemont Supply Limited will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.



ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.
Set forth below is information regarding the issuance and sales of Valemont Supply Limited's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

a. On June 25, 2001 Valemont Supply Limited issued a total of 8,000,000 shares of common stock to A.E. Daem. The issuance of the common stock was exempt from registration under Regulation S. A.E. Daem was not a resident or citizen of the U.S. at the time it received the offer to purchase and at the closing of the purchase of the stock, and did not acquire the stock for the account or benefit of any U.S. person. A.E. Daem agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. Valemont Supply Limited will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The issuance of the shares was also exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Daem's status as the founder and initial management of Valemont Supply Limited, his status as an accredited investor and the limited number of investors (one).


Item  16(a).  Exhibits.


Exhibit Number  Name                                                         Page
                -----------------------------------------------------------
3.1* . . . . .  Articles of Incorporation
3.2* . . . . .  Bylaws

4.1  . . . . .  Specimen Share of Common Stock
5.1  . . . . .  Opinion re: Legality


10.1*. . . . .  Sale Agreement


10.2 . . . . .  Subscription Agreement and Investment Letter re: A.E. Daem

23.1 . . . . .  Consent of Independent Auditors.

23.2 . . . . .  Consent of Counsel (see Exhibit 5.1)




*Previously  filed

ITEM  16(B).  FINANCIAL  STATEMENT  SCHEDULES.



As  of  April  30,  2002,  Valemont  Supply  Limited:


     -    has no valuation or qualifying accounts
     - does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein
     -    has no subsidiaries
     -    has no investments in mortgage loans on real estate.

ITEM  17.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kamloops, Province of British Columbia, Canada, on June 19, 2002.




                                   Valemont  Supply  Limited



                                   /s/  A.E.  Daem
                                   ---------------
                                   By  A.E.  Daem
                                   It's  President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




/s/  A.E.  Daem     President,  Secretary,  Treasurer,  and  Director
---------------
A.E.  Daem          June 19, 2002

/s/  A.E.  Daem     Principal  Accounting  Officer
---------------
A.E.  Daem          June 19, 2002